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                                 EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated January 26, 1995, accompanying the consolidated financial statements of Farmers and Merchants Bank and subsidiary contained in the Registration Statement on Form S-4 and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."



WATKINS, WARD AND STAFFORD


/s/ Watkins, Ward and Stafford
/s/ Jim A. Coleman CPA


Columbus, Mississippi
October 25, 1995